Exhibit 10(dd)-5

TSR

PPL Corporation
Amended and Restated 2012 Stock Incentive Plan
Performance Unit Agreement

PERFORMANCE UNIT AGREEMENT (the “Agreement”) dated as of the Date of Grant set forth in the Notice of Grant (as defined below), by and between PPL Corporation, a Pennsylvania corporation (the “Company”), and the participant whose name appears on the Notice of Grant (the “Participant”).

1.	Grant of Stock Based Award. Subject to the terms and conditions of this Agreement (including vesting conditions):

(a)
The Company hereby evidences and confirms its grant to the Participant, effective as of the Date of Grant, of the number of stock based units contingent upon Company financial performance (the “Performance Units”) specified in the Notice of Grant attached hereto as Exhibit A and made a part hereof (“Notice of Grant”).

(b)

(i)
If on any date while the Performance Units are outstanding hereunder the Company shall pay any cash dividend on its shares of Common Stock, the Participant shall be granted, as of the applicable dividend payment date, a “Cash Dividend Equivalent Award” which shall represent a future contingent right to a number of shares of Common Stock (rounded down to the nearest whole share) with a current Fair Market Value equal to the product of (x) the number of "Total Performance Units" (as defined below) held by the Participant hereunder as of the related dividend record date, multiplied by (y) the amount of such cash dividend per share of Common Stock. Any Cash Dividend Equivalent Award shall be subject to the same payment terms and conditions as the corresponding Performance Units to which they relate.

(ii)
If on any date while the Performance Units are outstanding hereunder the Company shall pay any dividend on its shares of Common Stock in the form of shares of Common Stock, the Participant shall be granted, as of the applicable dividend payment date, the contingent right to a future number of shares of Common Stock, equal to the product of (x) the number of Total Performance Units held by the Participant hereunder as of the related dividend record date, multiplied by (y) the number of shares of Common Stock (including any fraction thereof) payable as a dividend on one share of Common Stock, rounded down to the nearest whole Unit.

(iii)
At any point in time, the total number of shares of Common Stock of all Performance Units, Cash Dividend Equivalent Awards, and rights to the stock dividends, if any, referred to in Section 1(b)(ii) above, shall be defined as "Total Performance Units."

(c)
This Agreement and the Total Performance Units granted hereunder are subject to all of the terms and conditions of the PPL Corporation Amended and Restated 2012 Stock Incentive Plan (the “Plan”), which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.

2.	Vesting of Total Performance Units.

(a)	Vesting.

(i)
Except as otherwise provided in Section 2(b) or Section 2(c), or Section 2(d), subject to the achievement of the performance goals (the “Goals”) established by the Committee for the “Performance Period” (as set forth in the Notice of Grant), and to the continued Employment of the Participant through the conclusion of the Performance Period, the Total Performance Units will become vested based on the extent to which the Goals are satisfied at the conclusion of the Performance Period, as and to the extent set forth in the Notice of Grant (the percentage of the Total Performance Units which so vest being referred to as the “Vesting Percentage”).

(ii)
Promptly after the conclusion of the Performance Period, the Committee will determine whether the Goals have been satisfied, and will certify in writing as to whether such Goals were in fact satisfied. Based on the Committee’s determination and certification, (A) the Total Performance Units will vest as and to the extent set forth in the Notice of Grant, and (B) the portion of the Total Performance Units, if any, that do not vest in accordance with the foregoing shall be immediately forfeited and cancelled by the Company without any consideration.

(b)	Termination of Employment.

(i)
General. Except as provided in Section 2(b)(ii) below, in the event of the Participant’s termination of Employment for any reason prior to the conclusion of the Performance Period, the Participant's Total Performance Units shall be immediately forfeited and cancelled by the Company without consideration.

(ii)    Death, Disability, Retirement.

(A)
In the event of the Participant’s termination of Employment with the Company and its Affiliates due to death, Disability or Retirement prior to the conclusion of the Performance Period, the Total Performance Units shall remain outstanding and eligible for vesting through the conclusion of the Performance Period (or, if applicable, an earlier Change in Control (as defined below)) as described in Section 2(a) above; provided, that, in such event, only a pro rata portion or vested portion on Retirement (as described below in this Section 2(b)(ii)(B)) of the Total Performance Units shall be eligible to become vested, and, to the extent so vested, shall be settled and paid as provided in Section 3; and

(B)
Subject to Section 2(c) below (in the event of a Change in Control following termination of Employment due to death, Disability or Retirement and prior to the conclusion of the Performance Period), the pro rata portion described in clause (A) above for Participant’s death or Disability shall be determined by multiplying the number of Total Performance Units that would have vested had the Participant’s Employment continued through the conclusion of the Performance Period, based on actual achievement of the Goals, by a fraction, the numerator of which is the number of pay periods elapsed from the commencement of the Performance Period through the date of the Participant’s termination of Employment, and the denominator of which is the number of pay periods in the Performance Period; but in the event of Participant’s Retirement one year or more from the commencement of the Performance Period, Total Performance Units shall be vested and paid as if Participant’s Employment had continued through the conclusion of the Performance Period, however a Participant’s Retirement prior to one year of the commencement of the Performance Period shall cause immediate forfeiture as provided in Section 2(b)(i); and

(C)
Upon the determination of the number of Total Performance Units pursuant to Section 2(b)(ii) that shall vest, all remaining unvested Total Performance Units shall be immediately forfeited and cancelled by the Company without consideration.

For purposes of this Agreement, “Retirement” shall mean the Participant’s termination of Employment at a time when the Participant is eligible to commence monthly retirement benefits under the Company’s Retirement Plan, or, if the Participant is not a participant in the Company’s Retirement Plan, under any other defined benefit pension plan (whether or not tax qualified) maintained by the Company Group, or, if the Participant is not covered by any defined benefit pension plan, then Retirement shall mean the Participant’s termination of Employment at or after age 55.

(c)
Change in Control. Notwithstanding the foregoing, in the event of a Change in Control prior to the conclusion of the Performance Period while a Participant remains employed with the Company and its Affiliates (or following termination of

Employment due to death, Disability or Retirement), (x) the Performance Period shall be deemed to conclude immediately prior to the Change in Control, and (y) a pro rata portion of all then unvested Total Performance Units will become immediately vested as though there had been achievement of Goals satisfying the Target Award (as defined in Exhibit A), such pro rata portion determined by multiplying the number of Total Performance Units, in each case represented by the Target Award, by a fraction, the numerator of which is the number of pay periods elapsed from the commencement of the Performance Period through the date immediately prior to the Change in Control (or, if earlier, the date of the Participant’s termination of Employment due to death, Disability or Retirement, consistent with Section 2(b)(ii) above), and the denominator of which is the number of pay periods in the original Performance Period (i.e., if the Performance Period had not terminated upon a Change in Control). All remaining Total Performance Units that do not so vest in accordance with the foregoing provisions of this Section 2(c) shall be immediately forfeited and cancelled by the Company without consideration.

(d)
No shares of Common Stock will be issued or issuable (or other consideration be payable) with respect to any portion of the Total Performance Units that do not vest in accordance with the foregoing provisions of Section 2. All Performance Units and shares of Common Stock issued in connection with Performance Units are subject to forfeiture in accordance with the PPL Corporation Policy Regarding Recoupment of Executive Compensation.

3.
Payment Date. Subject to Section 7(c), on the Payment Date (as defined below), the Company shall issue to the Participant one share of Common Stock in settlement of the Total Performance Units, if any, that vest as provided in Section 2. The “Payment Date” upon which this Award shall be settled and paid shall occur as soon as practicable following the conclusion of the Performance Period and the date that the Committee determines and certifies that the Goals with respect to the Performance Period have been satisfied (but in no event later than 2½ months after the conclusion of the Performance Period); provided, however, in the case of settlement as a result of a Change in Control pursuant to Section 2(c), the Payment Date shall occur as of immediately prior to the Change in Control and provided, further, no payment shall be made to the Participant following the Participant’s termination of Employment for any reason other than death or a Change in Control until six months after the date of termination of Employment.

No fractional shares of Common Stock shall be issued. Fractional shares shall be settled through a cash payment based on the Fair Market Value of the Common Stock on the Payment Date.

4.
Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Participant may not sell the shares of Common Stock acquired upon settlement of the Total Performance Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the shares, and Participant may not sell the shares of Common Stock, if the

Company determines that such sale would not be in material compliance with such laws and regulations.

5.	Participant’s Rights with Respect to the Total Performance Units.

(a)
Restrictions on Transferability. The Total Performance Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, without limitation, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan, as if such beneficiary or the estate were the Participant.

(b)
No Rights as Stockholder. The Participant shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Common Stock corresponding to the Total Performance Units granted hereby, unless and until shares of Common Stock are actually issued to the Participant in respect thereof.

6.
Adjustment in Capitalization. In the event of any change in the outstanding Common Stock by reason of any recapitalization, combination or exchange of shares or other similar changes in the Common Stock, appropriate adjustment shall be made by the Committee, in accordance with Section 10 of the Plan.

7.	Miscellaneous.

(a)
Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b)
No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Affiliates to terminate the Participant’s Employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Affiliates.

(c)
Tax Withholding. The Company and its Affiliates shall have the right to deduct from all amounts payable to the Participant (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of settlement of the vested Total Performance Units, as may be necessary in the opinion of the Company to satisfy tax withholding required by law to be withheld. Unless otherwise determined by the Committee, the Company will meet such obligations with respect to the settlement and payment of any vested Total Performance Units by having the Company withhold the least number of whole shares of

Common Stock having a Fair Market Value sufficient to satisfy the amount required to be withheld in respect of settlement and payment of the vested Total Performance Units.

(d)
Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania regardless of the application of rules of conflict of laws that would apply to the laws of any other jurisdiction.

(e)
Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Total Performance Unit Award evidenced hereby, the Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the Award does not create any contractual or other right to receive future grants of Awards; (iii) that participation in the Plan is voluntary; (iv) that the value of the Total Performance Unit Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (v) that the future value of the shares of Common Stock is unknown and cannot be predicted with certainty.

(f)	Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g)
Amendments. The terms of this Agreement may be amended from time to time by the Committee in its sole discretion in any manner it deems appropriate; provided that no such amendment shall, without the Participant’s consent, materially diminish the Participant’s rights under this Agreement.

(h)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Sincerely,
PPL Corporation

By:

TSR
Exhibit A
PPL CORPORATION
AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

PERFORMANCE UNIT AWARD - NOTICE OF GRANT

The number of shares of PPL Common Stock that may be earned and become vested under this Performance Unit Award shall be based on the achievement of pre-established performance goals as set by the Committee for the Performance Period, based on the following:

Name of Participant:	Participant Name

Date of Grant:	Grant Date

Total Number of Performance Units Awarded (subject to vesting): X,XXX shares of Common Stock

Performance Period:	[Performance Period begin and end date]

Performance Measure:	Total Shareholder Return (“TSR”), meaning stock price
growth, plus dividends paid, divided by stock price at start of period:

[Change in Stock Price + Dividends Paid] ÷ Beginning Stock Price

The “Change in Stock Price” represents the Ending Stock Price minus the Beginning Stock Price, adjusted for the effects of any common stock splits. “Dividends Paid” means the total of all dividends paid on one share of the underlying common stock during the Performance Period. “Beginning Stock Price” means the average of the closing prices of the stock on the first 20 trading days in the Performance Period, adjusted for the effect of any common stock splits. “Ending Stock Price” means the average of the closing prices of the stock on the last 20 trading days of the Performance Period.

Peer Index: The Philadelphia Utility Index (UTY)

Earnout Schedule: PPL’s relative TSR vs. TSR for companies in the Peer Index

Percentile Rank (PPL TSR performance, relative to companies in Peer Index)	Payout (Expressed as a % of Target Award)
85th Percentile or above	200% (i.e., the Maximum Award)
50th Percentile	100% (i.e., the Target Award)
25th Percentile	25%
Below 25th Percentile	0%

** Full interpolation between percentile points between the 25th and 85th percentile.

VERSION 1/25/2018